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                                   EXHIBIT 99
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                           First Franklin Corporation
                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


December 2, 2005
Cincinnati, Ohio


First Franklin Corporation (FFHS) Receives Nasdaq Staff Deficiency Letter

First Franklin Corporation (FFHS) received a Nasdaq Staff Deficiency Letter on December 1, 2005 indicating that it fails to comply with the independent director and audit committee requirements for continued listing, set forth in Marketplace Rule 4350, due to the recent death of one of its directors, Rev. Donald E. Newberry, Sr. In the letter, Nasdaq provided the Company a cure period until the Company's next annual meeting of shareholders to regain compliance with these requirements. The Company is currently evaluating potential candidates to replace Rev. Newberry and expects be in compliance with these continued listing requirements by its next annual meeting.

First Franklin is the parent of Franklin Savings, which has eight locations in Greater Cincinnati.

CONTACT: Thomas H. Siemers
         President and CEO
         (513) 469-8000